AGENT MARKETING AGREEMENT
                                     BETWEEN
                           UNITED HEALTHCARE OF UTAH,
                    UNITED HEALTH AND LIFE INSURANCE COMPANY
                                       AND

                         Fringe Benefit Analysts, LLC
                    ----------------------------------------
                              (NAME OF CORPORATION)

                          CORPORATE BROKERAGE AGREEMENT


         THIS AGREEMENT, made as of this 1st day of November, 1998, between United HealthCare of Utah ("HMO"), a health maintenance organization, and United Health and Life Insurance Company ("Insurance Company") (collectively known as "Plans"), and Fringe Benefit Analysts, LLC ("Broker"),

         WHEREAS, HMO is organized and operated as a health maintenance organization to arrange for the delivery of health care services to persons covered by HMO's group health benefit contracts; and

         WHEREAS,Insurance Company is organized and operated as a life and health insurance company licensed in the State of Utah; and

         WHEREAS, Broker is a duly licen$ed insurance broker qualified to solicit enrollment of persons in the group HMO enrollment, group health, disability, and life insurance offered by or through Plans; and

         WHEREAS, Plans and Broker desire to contract with each other to arrange for Plans' group HMO benefit contracts and group health, disability, and life insurance to be offered to specified groups of individuals;

         NOW, THEREFORE, in consideration of the premises and mutual covenants of this Agreement, Plans and Broker agree as follows;

SECTION I. DEFINITIONS.
-----------------------
                        For the purposes of this Agreement:

"Broker" means the above-named individual broker/agency who:

        1.   is duly licensed pursuant to Utah law;

        2. is approved by Plans to solicit enrollment of Enrolling Units under this Agreement;

        3. has executed this Agreement with Plans to solicit enrollment of Enrolling Units under this Agreement; and

        4.   is Broker of Record for the Enrolling Unit.

"Benefit Contract" means the health, disability, and life benefit contracts and policies approved by Plans to be marketed and issued to Enrolling Units under this Agreement at premium rates established and approved by Plans.

"Broker Commissions" means che payments due Broker by Plans for the services performed by Broker under this Agreement for an Enrolling Unit. The Broker Commissions shall be calculated and paid as provided for in the Commission Schedule to the Brokerage Agreement, attached hereto and incorporated herein, ("Appendix A").

"Contract Month" and "Contract Year" means the calendar month or year as determined from the effective date of the Enrolling Unit under a Benefit Contract.

"Defined Service Area" means the geographic area in which Broker may solicit enrollment ofEnroliin" Units under this Agreement and limited to the counties in which HMO and/or Insurance Company and Broker are licensed to operate.


"Enrolling Unit" means an employer group solicited under this Agreement which:

        1.   is located in the Defined Service Area;

        2.   has at least 5 employees eligible for group health benefits; and

        3. is approved by Plans and accepted for enrollment under a Benefit Contract.

SECTION II. AUTHORITY OF BROKER.
--------------------------------
A. Authority of Broker ^ Broker shall solicit enrollment of Enrolling Units under this Agreement. Plans may from time to time adjust the minimum Enrolling Unit sizi; it will accept for enrollment. Any such adjustment shall be communicated to Broker on a timely basis.

B. Responsibilities of Broker. Broker shall be responsible for completion of initial and ongoing training with Plans to assure compliance by Broker with Plans' marketing and enrollment policies. Such training shall include, but is not limited to, open enrollment training, sales call training, routine evaluation of Broker's performance under this Agreement and such other training as may be required by Plans from time to time.

SECTION UT. SOLICITATION ANT) ENROLLMENT OF ENROLLING UNITS.
------------------------------------------------------------

A. Solicitation of Enrolling. Units. Broker shall use its bes: efforts to solicit enrollment of prospective Enrolling Units under this Agreement;.

B. Proposals. Broker shall submit to prospective Enrolling Units proposal letters in a form and upon such terms as are approved in advance by Plans. No term of such proposal, including premium amounts, may be altered except upon the prior written approval of Plans.

C. Application For Enrollment. Broker shall accurately and completely record information required by Plans for enrollment of Enrolling Units under a Benefit Contract and shall comply with applicable policies and procedures as established by Plans from tune to time.

D. Acceptance for Enrollment. Plans shall have the right to accept or reject any prospective Enrolling Unit submitted for enrollment by Broker based on underwriting and enrollment policies established by Plans. In no event shall any prospective Enrolling Unit be eligible to receive health services under a Benefit Contract unless and until accepted by Plans with such effective date as determined by Plans.

E. Servicing of Enrolling Units. Broker shall be responsible for the delivery and explanation of initial administrative forms, such zs billing and enrollment materials, and subsequent renewal forms, as aoproved in advance by Plans. Broker shall deliver the Benefit Contract with Enrolling Units for signature and return signed forms to Plans. Broker is also responsible for each renewal presentation, as approved in advance by Plans.


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


F. Compensation for Services Rendered. Broker shall be compensated for services rendered under this Agreement pursuant to Appendix A and shall be compensated only ifrhs Broker continues to be recognized by the Enrolling Unit as the Broker of Record.

G. Marketing Materials. Broker shall obtain from Plans, upon request by Broker, such marketin"' and enrollment materials as are necessary for solicitation of enrollment under this Agreement by Broker.

H. Use of Information. Broker shall not use any marketing materials or other information regarding Plans to the competitive advantage of any health benefits competitor of Plans. All such materials provided to Broker shall bs immediately returned to Plans upon termination of this Agreement.

I. Records. Broker shall maintain records related to the enrollment of Enrolling Units by Broker, and. Plans shall, upon reasonable notice and demand, have access during regular business hours to any records maintained by Broker relating to this Agreement.

 SECTTQN IV. TERMS AND CONDITIONS GOVERNING RELATTONSKTP BETWEEN PARTIES.
 ------------------------------------------------------------------------

A. Independent Contractors. Broker shall remain at all times an independent contractor and not an employee of Plans. None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any other relationship between the parties. No employee of Plans or Broker shall be construed or deemed to be an employee of the other party.

B. Indemnification and Hold Harmless by Broker. Broker shall defend, hold harmless and indemnify Plans against any and all claims, liabilities, damages or judgments, including reasonable attorney's fees, asserted against, imposed upon and/or incurred by Plans that arise out of the acts or omissions, including negligence of Broker or other persons within Broker's control, in the discharge of his/her or their responsibilities under this Agreement.

C. Indemnification and Hold Harmless by Plans. Plans shall defend, hold harmless and indemnify Broker against any and all claims, liabilities, damagss or judgmenis, including reasonable attorney's fees, asserted against, imposed upon and/or incurred by Broker that arise out of the acts or omissions, including negligence of Plans employees or other persons with'm Plan's control, in the discharge of his/her or their responsibilities under this Agreement. o

D.      Liability  Insurance.  Broker  shall  procure  and  maintain  errors and omissions and/or professional 1; o,illty insurance with coverage satisfactory to Plans. Upon request by Plans. Broker shall provide evidence of such insurance coverage. Broker shall notify Plans in writing, to the attention of the Chief Executive Officer and President, as appropriate, wilhin thirty (30) days prior notice of any material changes in the errors and omissions or professional liability coverage.

SECTION V. RESOLUTION OF DISPUTES.
---------------------------------

A. Disputes. For the purposes of this section, "Disputs" means any dispute or claim between Plans and Broker arising out of or related to the interpretation or application of this Agreement or breach thereof.

B. Negotiation and Arbitration ofDispuies. Resolution of any Dispute shall be subject to good faich negotiation between the parties. The complaining party shall notify the other party in writing of such Dispute and the parties shall attempt to resolve the Dispute within ninety (90) days of the date such notice, or within such time as is mutually agreed upon by the parties in writing. In the event the Dispute is not resolved within such time period, it shall be submitted in writing to arbitration by the originating party within fifteen (15) days of the termination of the negotiations as provided above pursuant to the Commercial Arbitration Rules of the American Arbitration Association, except that the arbitrators) shall be required to issue wrinen findings of fact and conclusions of law in conjunction with any award and the conclusions of law may be reviewed de novo if the award is challenged in a subsequent judicial proceeding. This provision shall survive termination of this Agreement.

SECTION VT. TERM. TERMINATION. AMENDMENT. ASSIGNMENT. ENTIRE
            AGREEMENT AND GOVERNING LAW.
------------------------------------------------------------

A. Term. The term of this Agreement shall commence on the date first specified above and shall continue in effect through the remainder of the calendar year and for each calendar year thereafter until such time as this Agreement is terminated by either party as provided for in
        Section VI(B) hereof.

B. Termination. This Agreement may be terminated, with or without cause, by either party to this Agreement upon sixty (60) days written notice to the other party; provided, however, that termination of this Agreement shall be subject to the following provisions:

        1. In the event Lhis Agreement is terminated by Plans, without cause, or by Broker with or without cause, Plans shall pay Broker Commissions as provided in Section III of Appendix A until Broker is no longer Broker of Record with the Enrolling Unit.

        2. In the event this Agreement is terminated by Plans, with ceuse, no Broker Commissions shall be payable to Broker by Plans following the date of such termination. For the purposes of tnis Agreement "with cause" shall mean default, by Broker under any material term of [his Agreement and failure to cure such default within forty-five (45) days after receipt of written notice from Plans specifying the precise nature of such default.

        3. In the event Broker is no longer duly licensed pursuant to Utah law. Plans shall terminate this Agreement, and this shall be deemed termination "with cause." In addition, if Broker is suspended or disciplined by any state or federal regulatory audiority, or is reprimanded in any way in connection with performance of his or her duties as an insurance broker. Plans reserve the right, in its sole discretion, to terminate this Agreement. Such termination shall be deemed termination "with cause" under the terms of this Agreement. No Broker Commissions shall be payable to Broker by Plans following the date of such termination.

        4. The determination of Contract Years for the purposes of calculating Broker Commissions, as specified in Appendix A, upon termination of this Agresmsnt, shall not bs affected by the termination of Lhis Agreement and shall be determined from the effective date of the Enrolling Unit under a Benefit Contract.

C. Entire Agreement. This Agreement, including all appendices, constitutes the entire agreement between the parties, superseding all prior agreements, understanding and representations. No alterations of this Agreement or waiver of its provision shall bs valid unless approved in writing in advance by Plans.

D. Amendment. Except as otherwise provided In Section III. A. of Appendix A, any amendment to this Agreement proposed by Plans at least sixty (60) days prior to the effective date of such amendment shall be deemed adopted unless this Agreement is earlier terminated as provided for m
        Section VI(B). Any amendment to Appendix A shall apply to Enrolling Units effective or renewed under a Benefit Contract on or after the effective date of such amendment.

E. Assignment. HMO and Insurance Company shalS have the right to assign any or all of its rights and responsibilities under this Agreement to any entity that controls, is controlled or managed by, or is under common control with HMO or Insurance Company as appropriate. Broker shall not have the right to assign any or all of its rights and responsibilities under this Agreement.

F. Governing Law. This Agreement shall be governed by and construed in accordincs with the laws of the State of Utah,

         IN WITNESS WHEREOF, the parries have caused this Agreement to be duly executed as of the date and year first written.

UNITED HEALTHCARE OF UTAH                       Fringe Benefit Analysts, LLC
--------------------------------                --------------------------------
          HMO                                   CORPORATE BORKER

By   (signature illegible)                      By /s/ Scott Deru
    ----------------------------                   -----------------------------
    Its  CFO                                       Its Manager

           11/25/98                             Federal Tax ID#  87-0618333
    ----------------------------                                 ---------------
    Date                                           November 3, 1998
                                                --------------------------------
                                                Date

UNITED HEALTH AND LIFE
INSURANCE COMPAQ
By
   ---------------------------
   Its Director, Contracts

Date
     --------------------------
                                                                    COBROKER.GEN
                                                                        03/15/91

                                   APPENDIX A

                                                     COMMISSION SCHEDULES TO
                                                     THE BROKERAGE AGREEMENT


SECTION I. DEFINTTTONS.
-----------------------
                        For the purposes of this Appendix.

"Annual Contract Charges" means the Contract Charges collectible from an Enrolling Unit during each Contract Year. Such amount shall be the total premium amount collected from the Enrolling Unit for each Contract Year following its effective or renewal date.

"Contract Charges" means the toial premium amount required of and collected from an Enrolllng Unit for all health products or for all life, short-term disability, and accidental death and dismemberment products for coverage under Benefit Contracts.

"First Year Commission" means the Commissions due Broker for the first Contract Year of enrollment of the Enrolling Unit by Broker under this Agreement.

"Monthly Contract Charges" means the Contract Charges collectible from an Enrolling Unit during each o Contract Month. Such amount shall be the premium amount collected from the Enrolling Unit for each Contract Month following its effective or renewal date.

"Renewal Commission" means the Commissions due Broker for the second and subsequent Contract Years of enrollment of the Enrolling Unit by Broker under this Agreement.

SECTION II. TERMS AND CONDITIONS.
---------------------------------
A.      Calculation of  Commissions.  Commissions  payable to Broker pursuant to
        Section III hereof shall be calculated as a percentage of Monthly Contract Charges.

3.      Timing of Payment of Proper Ccmmissions.  Comissions payable pursuant to
        Section III hereof shall be paid to Broker on a monthly basis no later than sixty (60) days after the Enrolling Unit's Monthly Contract Charges which are due have been received by Plans.

C. Clerical Error. PSars shall make an appropriate adjustment in Broker Commissions, as provided in this Appendix, upon discovery of a clerical error. This includes the Plans' right to collect reimbursement, from Broker for any overpayment of Broker Commissions. However, no such adjustment in Broker Commissions shall be made beyond fifteen (15) monihs after the date Plans were notified of such clerical error. Plans may collect reimbursement for collection agency and legal fees, if any, incurred by Plans to procure reimbursement.

SECTION III. BROKER COMMISSIONS PAYABLE.
---------------------------------------

A. Broker Compensation. For Enrolling Units solicited by Broker and approved for .enrollment by Plans during the term of this Agreement, Broker shall be compensated pursuant to the commission schedule in this Appendix as amended from time to time by Plans upon thirty (30) days written notice to Broker. Broker shall be compensated for an Eoroiling Unit's first Contract Year and for subseausnt Contract Years; provided, however, that no Broker Commissions shall be due and payable in the event that this Agreement is terminated with cause by Plans. No Broker

        Commissions shall be due and payable in the event Broker is no longer the Broker of Record for the Enrolling Unit iu accordance wiA the Plans' Broksr of Record policy. In the event this Agreement is terminated without cause. Broker Conimissior^ shall ba due and cavab'is In accordance with Section VI.B. of this Agreement and with the schedules set forth below.

B. Maintenance of Payment of Contract Charges. For an Enrolling Unit to be included as an Enrolling Unit for purposes of determining the Broker Commission Level payable pursuant to Section III(A) of this Appendix, the Enrolling Unit must pay its Contract Charges on a timely basis.

 C. Amount Payable. No amounts shall be payable hereunder in excess of any maximum prescribed by any applicable federal or state law, regulation or ruling.

                                                    LIFES, STD & AD & D PRODUCTS

                           BROKER COMMISSION LEVELS TO
                             THE BROKERAGE AGREEMENT
                                       FOR

                          NEW AND RENEWAL BUSINESS FOR
                         LIFE, SHORT-TERM DISABILITY AND
                   ACCIDENTAL DEATH AND DISKEMBERMENT PRODUCTS

First Year and Renewal Schedule                        Commission Percentage
 t
First $15,000 of Annual Contract Charges:                      10.0%
From $15,001 to $30/000 of Annual Contract Charges:             7.5%
From $30,001 to $50,000 of Annual Contract Charges:             5%
From $50/001 to $100,000 of Annual Contract Charges:            2%
From $100,001 ofco $250,000 of Annual Contract Charges:         1.0%
From $250,001 to $500,000 of Annual Contract Charges:            .5%
From $500,001 to $1,000/000 of Annual Contract Charges:          .5%
From $1,000/001 to $2,000,000 of Annual Contract Charges:        .25%
From $2,000,001 to ?4, COO, 050 c? A.nnual Contract Charges:     .125^
From $4,000,001 to $8,000,000 of Annual Contract Charges:        .0625%

Over $8,000,001 of Annual Contract Charges:                    Home Office

HEALTH PRODUCTS
                           BROKER COMMISSION LEVELS TO
                             THE BROKERAGE AGREEMENT
                                       FOR

                            NEW AND RENEWAL BUSINESS
                             FOR ALL HEALTH PRODUCTS
                    WITH AN EFFECTIVE DATE OF SEPTEMBER, 1990
                        AND PRIOR TO THAT EFFECTIVS DATE.

Enrolling Units with less than 25 Eligible Employees:        10% Commission
Enrolling Units with 25 - 49 Eligible Employees:              7% Commission
Enrollind Units with 50 - 100 Eligible Employees:             5% Commission
Enrolling Units with 101+ Eligible Employees:                 Negotiated


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